Exhibit 10.4
AMENDMENT NO. 1 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment No. 1”), is entered into on April 29, 2011 by and among the lenders identified on the signature pages hereto (each individually, a “Lender” and collectively, the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, “Agent”), DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining” and, together with any other Person that may from time to time become a party to the Credit Agreement as a Borrower, individually each, a “Borrower and collectively, “Borrowers”), DELEK REFINING, INC., a Delaware corporation (“Parent”) and DELEK U.S. REFINING GP, LLC, a Texas limited liability company (“Delek GP” and, together with Parent, individually each, a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H:
WHEREAS, Agent and Lenders have entered into financing arrangements with Borrower and Guarantors pursuant to which Lenders have made loans and advances and provided other financial accommodations to Borrower as set forth in the Credit Agreement, dated February 23, 2010, among Agent, Lenders, Borrowers and Parent (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other agreements, documents and instruments referred to therein or any time executed in connection therewith or related thereto, including this Amendment No. 1 (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”); and
WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to make such amendments, subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS AND CONSTRUCTION.
1.1 Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following definitions:
(a) “Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated April 29, 2011, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(b) “Amendment No. 1 Effective Date” means the date on which each of the conditions precedent set forth in Section 5 of Amendment No. 1 shall have been satisfied or waived in accordance with the terms of Amendment No. 1.
(c) “Deferred Purchase Price Reserve” means, as of any date of determination by Agent, a Reserve in an amount equal to the then outstanding principal balance of any Payment Deferral.

(d) “Eligible Purchased Factored Accounts” means Purchased Lion Accounts which otherwise constitute Eligible Accounts (provided, that, notwithstanding the foregoing, no Purchased Lion Account shall be disqualified as an Eligible Purchased Factored Account solely if such Purchased Lion Account is not (a) created by Borrowers, in the ordinary course of business, (b) arising out of Borrowers’ sale of goods or rendition of services or (c) arising from the sale of Inventory that is not Eligible Petroleum Inventory); provided, further, that, in no event shall any such Purchased Lion Account constitute an Eligible Purchased Factored Account if at any time (i) Lion fails to perform or comply with any of the terms, covenants, conditions or provisions contained in the Lion Limited Recourse Guaranty or any representation of Lion thereunder is not true and correct when made or when deemed made, or (ii) Lion shall be in default in respect of any Indebtedness to any Person in an aggregate amount of $10,000,000 or greater and such default results in a right by such Person, whether or not exercised, to accelerate the maturity of such Indebtedness or any payments due in respect thereof (except, to the extent, if any, that Co-Collateral Agents may otherwise determine in their Permitted Discretion). Notwithstanding anything to the contrary set forth above or otherwise in any of the Loan Documents, the amount of Eligible Purchased Factored Accounts may, at any time, be adjusted by Agent, in its reasonable discretion, to reflect information received by Agent from Loan Parties pursuant to clause (g)(vi) of Schedule 5.1/5.2 to the Credit Agreement.
(e) “Lion” means Lion Oil Company, an Arkansas corporation, and its successors and assigns.
(f) “Lion Acquisition” means the acquisition of a majority of the Equity Interests of Lion by Holdings pursuant to the Lion Acquisition Documents.
(g) “Lion Acquisition Agreement” means the Stock Purchase Agreement, dated March 17, 2011, by and among Ergon, Inc., Lion and Holdings, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(h) “Lion Acquisition Documents” means the Lion Acquisition Agreement and all other documents related thereto and executed in connection therewith.
(i) “Lion Intercreditor Agreement” means the Intercreditor Agreement, dated April 29, 2011, by and between Agent and Lion, and acknowledged by Delek Refining.
(j) “Lion Limited Recourse Guaranty” means the Limited Recourse General Continuing Guaranty, dated the date of Amendment No. 1, by Lion in favor of Agent, for the benefit of the Lender Group, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(k) “Optional Advance” shall have the same meaning given to such term in the Receivables Purchase Agreement.
(l) “Payment Deferral” shall have the same meaning given to such term in the Receivables Purchase Agreement.
(m) “Permitted Lion RPA Termination” means the termination of the Receivables Purchase Agreement and the arrangements set forth therein upon the satisfaction of each of the following conditions: (i) no Event of Default has occurred and is continuing at such time, (ii) no Letters of Credit issued for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of Lion’s business remain outstanding, or amounts thereunder remain undrawn or unreimbursed, at such time, unless Letter of Credit Collateralization has been provided with respect to all such Letters of Credit, (iii) there are no Permitted Intercompany Advances from any Loan Party to Lion outstanding at such time and (iv) Loan Parties do not have any contingent obligations to Agent or Lender under this Agreement in connection with the Purchased Lion Accounts or any of the arrangements contemplated by the Receivables Purchase Agreement for which Agent has not received cash collateral in the full amount thereof.

(n) “Purchased Lion Accounts” means the Accounts of any Borrower consisting of the right to payment of a monetary obligation from account debtors for Accounts sold by Lion to such Borrower pursuant to and in accordance with the terms and conditions of the Receivables Purchase Agreement (as in effect on the Amendment No. 1 Effective Date or as amended as permitted by this Agreement), exclusive of any management fee payable by Lion to any Loan Party in connection therewith.
(o) “Purchased Lion Accounts Deposit Account” means deposit account number 4122173537 owned by Delek Refining and maintained by Wells Fargo Bank, N.A. into which all payments in respect of the Purchased Lion Accounts are deposited.
(p) “Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated April 29, 2011, by and between Delek Refining and Lion, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
1.2 Amendment to Definitions.
(a) The definition of “Availability Condition” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Availability Condition’ means Availability is equal to or greater than the greater of (a) $40,000,000 and (b) sixteen (16%) percent of the lesser of (i) the Borrowing Base and (ii) the Maximum Credit.”
(b) The definition of “Base Rate Margin” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Base Rate Margin’ means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a Base Rate Loan), the applicable margin set forth in the following table that correspond to the most recent Quarterly Average Excess Availability calculation delivered to Agent pursuant to Section 5.1 of the Agreement (the “Quarterly Average Excess Availability Calculation”); provided, that, for the period from the date of Amendment No. 1 through and including June 30, 2011, the Base Rate Margin shall be at the margin set forth in Level I:

Level	Quarterly Average Excess Availability	Base Rate Margin
I	Equal to or greater than $80,000,000	2.00%
II	Greater than or equal to $40,000,000 but less than $80,000,000	2.25%
III	Greater than or equal to $20,000,000 but less than $40,000,000	2.50%
IV	Less than $20,000,000	2.75%

Except as set forth in the foregoing proviso and subject to the immediately succeeding paragraph, and as of July 1, 2011 (at which time the Base Rate Margin shall be adjusted based upon the Quarterly Average Excess Availability Calculation), the Base Rate Margin shall be based upon the most recent Quarterly Average Excess Availability Calculation, which will be calculated as of the end of each calendar quarter. Except as set forth in the foregoing proviso, the Base Rate Margin shall be re-determined quarterly on the first (1st) day of the month following the date of delivery to Agent of the certified calculation of the Quarterly Average Excess Availability pursuant to Section 5.1 of the Agreement; provided, that, if Administrative Borrower fails to provide such certification when such certification is due, the Base Rate Margin shall be set at the margin set forth in Level IV as of the first (1st) day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Quarterly Average Excess Availability contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Base Rate Margin for any period (a “Base Rate Period”) than the Base Rate Margin actually applied for such Base Rate Period, then (i) Administrative Borrower shall immediately deliver to Agent a correct certificate for such Base Rate Period, (ii) the Base Rate Margin shall be determined as if the correct Base Rate Margin (as set forth in the table above) were applicable for such Base Rate Period, and (iii) Administrative Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Base Rate Margin for such Base Rate Period, which payment shall be promptly applied by Agent to the Obligations.
Notwithstanding anything in this definition to the contrary, the following table, which sets forth the applicable margin, shall replace the table set forth above which sets forth the applicable margin, in the event, but only in the event, that on the first day of the calendar month following the delivery to Agent of any of the financial statements pursuant to and in accordance with Schedule 5.1 to the Credit Agreement, such financial statements demonstrate EBITDA of Borrowers in an amount equal to or greater than $160,000,000 for a twelve (12) consecutive calendar month period ending not later than December 31, 2011:

Level	Quarterly Average Excess Availability	Base Rate Margin
I	Equal to or greater than $80,000,000	1.50%
II	Greater than or equal to $40,000,000 but less than $80,000,000	1.75%
III	Greater than or equal to $20,000,000 but less than $40,000,000	2.00%
IV	Less than $20,000,000	2.25%”

(c) The definition of “Borrowing Base” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Borrowing Base’ means, as of any date of determination, the result of:
(a) 100% of the net amount of Eligible Qualified Cash, plus
(b) 85% of the net amount of Eligible Accounts (other than Eligible LC Accounts and Eligible Purchased Factored Accounts), plus
(c) 85% of the net amount of Eligible Purchased Factored Accounts (other than Eligible LC Accounts), plus
(d) 100% of the net amount of Eligible LC Accounts, plus
(e) 80% of the value of Eligible Petroleum Inventory; plus
(f) 85% of the value of Eligible Petroleum Inventory-Not-Received; plus
(g) the lesser of (i) 80% of the value of the Eligible Positive Exchange Agreement Balance and (ii) $7,500,000; plus
(h) 100% of the value of Paid But Unexpired Standby Letters of Credit; minus
(i) the sum of (i) the Special Reserve and (ii) the Bank Product Reserve, (iii) the Dilution Reserve, (iv) the Deferred Purchase Price Reserve, and (v) the aggregate amount of other Reserves, if any, established by Co-Collateral Agents under Section 2.1(c) of the Agreement.”
(d) The definition of “Change of Control” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the reference to “or” appearing at the end of clause (c) thereof and (ii) deleting the period and inserting the following at the end of clause (d) thereof: “, or (e) unless a Permitted Lion RPA Termination occurs, Holdings fails to own and control, directly or indirectly, not less than eighty-five (85%) percent of the Equity Interests of Lion.”
(e) The definition of “Eligible LC Accounts” set forth in Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“ ‘Eligible LC Accounts’ means accounts created by a Borrower (including affiliate receivables) and the Purchased Lion Accounts that, in each case, at the time of creation and at all times thereafter satisfy the following criteria: (a) Agent has received a true, correct and complete copy of an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent sufficient to cover such account, in form and substance satisfactory to Agent, payable at a place acceptable to Agent (provided, that, to the extent that any letters of credit are not transferable by their terms or Agent is not otherwise entitled to draw thereon, no more than $12,000,000 (or such other amount to which such amount may be adjusted in accordance with Section 2.4(c)(v)(E)) of the accounts subject to such letters of credit may be Eligible LC Accounts), (b) if required by a Co-Collateral Agent at any time a Triggering Event exists or Excess Availability is less than $20,000,000, the original of such letter of credit shall have been delivered to Agent or Agent’s agent, (c) at any time prior to the existence of a Triggering Event, Borrowers shall have caused Delek Refining to become the transferee beneficiary of any letters of credit issued for the benefit of Lion in respect of Purchased Lion Accounts entitled to draw thereon and, if required by a Co-Collateral Agent at any time a Triggering Event exists, Borrowers shall have caused Agent to become the transferee beneficiary of any letters of credit issued for the benefit of Lion in respect of Purchased Lion Accounts entitled to draw thereon, (d) if required by a Co-Collateral Agent at any time a Triggering

Event exists, Borrowers shall have caused Agent to become the transferee beneficiary of the letter of credit entitled to draw thereon (including the letters of credit referenced in clause (c) above, (e) Agent shall have received the written agreement of the issuer or any other nominated person obligated to make any payment in respect thereof (including any confirming, correspondent or negotiating bank), in form and substance satisfactory to Agent, consenting to the collateral assignment of the proceeds of the letter of credit to Agent and agreeing to make all payments thereon directly to a specified deposit account of a Borrower, which deposit account is subject to a control agreement by and among such Borrower, Agent and the depository bank where such account is maintained that is in form and substance satisfactory to Agent or as Agent may otherwise direct and (f) Borrower may draw on such letter of credit in the event of a default by the account debtor under the account covered by such letter of credit, including upon the failure of the account debtor to make any payment in respect of such account when due and otherwise containing drawing provisions acceptable to Co-Collateral Agents. Any such account shall only be considered an Eligible LC Account to the extent of the amounts owing in respect thereof and available for drawing under the applicable letter of credit, and after reduction for any offsets or other amounts or claims of the account debtor that reduces the amount that may be drawn under the applicable letter of credit, all as determined from time to time by Co-Collateral Agents.”
(f) The definition of “Fixed Charges” is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Fixed Charges’ means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid in cash during such period (other than Interest Expense paid in cash with respect to Permitted Subordinated Indebtedness), (b) principal payments in respect of Indebtedness (other than Permitted Subordinated Indebtedness and Hedge Agreements) that are required to be paid during such period to the extent accompanied by a permanent reduction of commitments thereunder, other than any prepayments of obligations under the Existing Credit Facility in connection with the closing and funding of Obligations under the Agreement, (c) all Restricted Junior Payments paid in cash during such period, and (d) the amount, if any, by which the obligations owing from Lion to Loan Parties in connection with intercompany loans permitted under clause (e) of the definition of “Permitted Intercompany Advances” and Letters of Credit issued for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business exceeds the then aggregate amount of Loans available to be made and Letters of Credit available to be issued under the following components of the Borrowing Base (without giving effect to the Maximum Credit): (i) clauses (a) and (c) of the definition of Borrowing Base, (ii) the portion of clause (d) of the definition of Borrowing Base attributable to Purchased Lion Accounts and (iii) the portion of clause (h) of the definition of Borrowing Base attributable to Standby Letters of Credit issued to support the purchase of Petroleum Inventory of Lion.”
(g) The definition of “Fixed Charge Coverage Ratio” is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Fixed Charge Coverage Ratio’ means, with respect to Parent and its Subsidiaries for any period, the ratio (a) of (i) EBITDA for such period, minus (ii) Capital Expenditures (except those financed with borrowed money other than Advances) during such period, minus (iii) all federal, state and local income taxes paid in cash to the extent, if any, in excess of any cash refunds of taxes during such period to (b) the sum of (i) Fixed Charges for such period, and (ii) all principal and interest amounts paid in cash in respect of Permitted Subordinated Indebtedness to the extent, if any, in excess of the aggregate amount of all additional Permitted Intercompany Advances drawn during such fiscal period under the Subordinated Debt Documents, net of any proceeds received therefrom during such period, not to be less than zero.”

(h) The definition of “Guarantors” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the proviso at the end thereof and replacing it with the following:
“; provided, that, Guarantors shall not include Holdings or Lion.”
(i) The definition of “LIBOR Rate Margin” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘LIBOR Rate Margin’ means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Quarterly Average Excess Availability calculation; provided, that, for the period from the date of Amendment No. 1 through and including June 30, 2011, the LIBOR Rate Margin shall be at the margin set forth in Level I:

Level	Quarterly Average Excess Availability	LIBOR Rate Margin
I	Equal to or greater than $80,000,000	3.50%
II	Greater than or equal to $40,000,000 but less than $80,000,000	3.75%
III	Greater than or equal to $20,000,000 but less than $40,000,000	4.00%
IV	Less than $20,000,000	4.25%
Except as set forth in the foregoing proviso and subject to the immediately succeeding paragraph (and as of July 1, 2011, at which time the LIBOR Rate Margin shall be adjusted based upon the Quarterly Average Excess Availability Calculation), the LIBOR Rate Margin shall be based upon the most recent Quarterly Average Excess Availability Calculation, which will be calculated as of the end of each calendar quarter. Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be re-determined quarterly on the first (1st) day of the month following the date of delivery to Agent of the certified calculation of the Quarterly Average Excess Availability pursuant to Section 5.1 of the Agreement; provided, that, if Administrative Borrower fails to provide such certification when such certification is due, the LIBOR Rate Margin shall be set at the margin in “Level IV” of the chart above as of the first (1st) day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Quarterly Average Excess Availability contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher LIBOR Rate Margin for any period (a “LIBOR Rate Period”) than the LIBOR Rate Margin actually applied for such LIBOR Rate Period, then (a) Administrative Borrower shall immediately deliver to Agent a correct certificate for such LIBOR Rate Period, (b) the LIBOR Rate Margin shall be determined as if the correct LIBOR Rate Margin (as set forth in the table above) were applicable for such LIBOR Rate Period, and (c) Administrative Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest and Letter of Credit fees as a result of such increased LIBOR Rate Margin for such LIBOR Rate Period, which payment shall be promptly applied by Agent to the affected Obligations.

Notwithstanding anything in this definition to the contrary, the following table, which sets forth the applicable margin, shall replace the table set forth above which sets forth the applicable margin, in the event, but only in the event, that on the first day of the calendar month following the delivery to Agent of any of the financial statements pursuant to and in accordance with Schedule 5.1 to the Credit Agreement, such financial statements demonstrate EBITDA of Borrowers in an amount equal to or greater than $160,000,000 for a twelve (12) consecutive calendar month period ending not later than December 31, 2011:

Level	Quarterly Average Excess Availability	LIBOR Rate Margin
I	Equal to or greater than $80,000,000	3.00%
II	Greater than or equal to $40,000,000 but less than $80,000,000	3.25%
III	Greater than or equal to $20,000,000 but less than $40,000,000	3.50%
IV	Less than $20,000,000	3.75%”
(j) The definition of “Loan Documents” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by inserting “the Lion Intercreditor Agreement,” directly after the reference to “the Intercompany Subordination Agreement,” therein.
(k) The definition of “Loan Party” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the proviso at the end thereof and replacing it with the following:
“; provided, that, notwithstanding anything to the contrary set forth in any Loan Document, in no event shall “Loan Party” include Holdings or Lion.”
(l) The definition of “Maximum Credit” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Maximum Credit’ means $400,000,000, as such amount may be adjusted in accordance with Section 2.4(c) and (d) of the Agreement.”
(m) The definition of “Permitted Indebtedness” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by adding the following new clause (u) at the end thereof:
“(u) Indebtedness of Delek Refining owing to Lion in the form of Payment Deferrals evidenced by the Deferred Payment Note (as such terms are defined in the Receivables Purchase Agreement).”

(n) The definition of “Paid But Unexpired Standby Letters of Credit” set forth in Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“ ‘Paid But Unexpired Standby Letters of Credit’ means, during a Post Supplier Payment Period, the undrawn amount under an outstanding Standby Letter of Credit issued to support the purchase of Petroleum Inventory of Borrowers or Lion as of such date of determination where the supplier of such Petroleum Inventory in connection with which such Standby Letter of Credit was specifically issued has been paid in full and therefore is not otherwise entitled to draw on such Standby Letter of Credit, in whole or in part.”
(o) The definition of “Permitted Intercompany Advances” set forth in Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“ ‘Permitted Intercompany Advances’ means (a) loans made, dividends or distributions paid, or Investments made, by a Loan Party to or for the benefit of another Loan Party, (b) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of another non-Loan Party, (c) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of a Loan Party, so long as, in the case of a loan, the parties thereto are party to the Intercompany Subordination Agreement or another subordination agreement in form and substance satisfactory to Co-Collateral Agents and Agent, and in the case of dividends or distributions or Investments, no amounts in respect thereof are repaid or required to be repaid by a Loan Party prior to the Payment in Full of all Obligations hereunder and the termination of this Agreement in accordance with its terms, (d) loans made by a Loan Party to or for the benefit of a non-Loan Party (other than Lion), so long as (i) the sum of (A) all such loans outstanding at any one time, plus (B) all such dividends or distributions and all such Investments (in the net amount after taking into account all offsetting dividends or distributions and Investments), under clauses (a) and (d) above, does not exceed $25,000,000, (ii) no Event of Default has occurred and is continuing or would result therefrom, and (iii) with respect to such loans, dividends or Investments under clauses (a) and (d) above, the Borrowers have aggregate Excess Availability of $65,000,000 or greater immediately after giving effect to each such loan, dividend, distribution or Investment, (e) loans made by Delek Refining to Lion and Letters of Credit caused to be issued by Delek Refining for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of Lion’s business (including, without limitation, Optional Advances), so long as (i) the sum of (A) all such loans and (B) the face amount of such Letters of Credit outstanding at any one time which exceed the then outstanding balance of the purchase price for Purchased Lion Accounts shall not be greater than $40,000,000, (ii) with respect to any portion of the sum of (A) loans made by Delek Refining to Lion and (B) the face amount of such Letters of Credit caused to be issued by Delek Refining that exceed the then outstanding balance of the purchase price for Purchased Lion Accounts, the Borrowers have aggregate Excess Availability of $50,000,000 or greater immediately after giving effect to that portion of the sum of (A) each such loan and (B) the face amount of each such Letter of Credit in excess of the then outstanding balance of the purchase price for Purchased Lion Accounts, (iii) with respect to all or any portion of the sum of (A) all such loans made by Delek Refining and (B) the face amount of such Letters of Credit caused to be issued by Delek Refining that do not exceed the then outstanding balance of the purchase price for Purchased Lion Accounts, the Borrowers have aggregate Excess Availability of $25,000,000 or greater immediately after giving effect to that portion of the sum of (A) each such loan and (B) the face amount of such Letters of Credit that are not in excess of the then outstanding balance of the purchase price for Purchased Lion Accounts, (iv) the Receivables Purchase Agreement is in full force and effect at the time of the making of any such loan, (v) the Indebtedness arising pursuant to any such loan shall be evidenced by a promissory note or other instrument, and the original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by Lion of such note or other instrument as Agent may require and (vi) no Event of Default has occurred and is continuing or would result therefrom and (f) on the Amendment No. 1 Effective Date and continuing for the period ending thirty (30) days thereafter, issuances of Letters of Credit from time to time in the maximum aggregate face amount of $20,000,000 for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business. “Permitted Intercompany Advances” shall not include any cash dividends or distributions made pursuant to Section 6.9(a), (b) or (d) of the Agreement.”

(p) The definition of “Permitted Liens” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by adding the following new clause (n) at the end thereof:
“(n) Liens in favor of Lion only on the Purchased Lion Accounts (but not on any proceeds or products thereof) securing Indebtedness of Delek Refining owing to Lion in respect of any Payment Deferral (as such term is defined in the Receivables Purchase Agreement’); provided, that, such Liens shall be subordinate and subject to the Liens of Agent pursuant to the Lion Intercreditor Agreement.”
(q) The definition of “Post Supplier Payment Period” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to “fifteen (15) days” contained in clause (a) thereof and replacing it with “eighteen (18) days”.
(r) The definition of “Projections” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Projections’ means, as applicable for each of Parent and Lion, forecasted (a) consolidated balance sheets, (b) consolidated profit and loss statements, (c) consolidated cash flow statements, (d) purchase by Borrowers of Lion Purchased Accounts, (e) projected Borrowing Base, which includes the issuance of Letters of Credit issued on behalf of Borrowers and the issuance of Letters of Credit for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business and (f) projected Fixed Charge Coverage Ratio calculation; all of the foregoing, as applicable, prepared on a basis consistent with Parent’s or Lion’s, as applicable, historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.”
(s) The definition of “Reserves” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Reserves’ means the Special Reserve, the Dilution Reserve, the Bank Product Reserve, the Deferred Purchase Price Reserve and other reserves against the Borrowing Base in such amounts, and with respect to such matters, as Co-Collateral Agents in their Permitted Discretion shall deem necessary or appropriate, including, but not limited to, reserves with respect to (a) sums that Parent or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by Parent or its Subsidiaries, or Lion, to any Person to the extent secured by a Lien on any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Co-Collateral Agents likely would have a priority superior to Agent’s Liens (such as Liens in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.”

(t) The definition of “Special Reserve” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“ ‘Special Reserve’ means a Reserve in the amount of $20,000,000 as such amount may be adjusted from time to time by Co-Collateral Agents in accordance with the Agreement.”
1.3 Construction. Capitalized terms used in this Amendment No. 1 and not specifically defined herein shall have the meanings specified in the Credit Agreement.
2. AMENDMENTS TO CREDIT AGREEMENT.
2.1 Cover Page. The cover page to the Credit Agreement is hereby deleted in its entirety and replaced with the cover page attached hereto as Exhibit A.
2.2 Preamble. The preamble to the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of February 23, 2010, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), DELEK REFINING, INC., a Delaware corporation (“Parent”), DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining” and, together with any other Person that may from time to time become a party hereto as a Borrower, individually each, a “Borrower and collectively, “Borrowers”), WELLS FARGO CAPITAL FINANCE, LLC and BANK OF AMERICA, N.A., as Co-Collateral Agents, WELLS FARGO CAPITAL FINANCE, LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (successor to BANC OF AMERICA SECURITIES, LLC), SUNTRUST ROBINSON HUMPHREY, INC. and REGIONS BANK, N.A., as Joint Lead Arrangers and Joint Bookrunners, BANK OF AMERICA, N.A. and SUNTRUST BANK, as Co-Syndication Agents and REGIONS BANK, N.A., as Documentation Agent.”
2.3 Making of Swing Loans. Section 2.3(b) of the Credit Agreement is hereby amended by deleting the reference to “$30,000,000”contained therein and replacing it with “$40,000,000”.
2.4 Increase in Maximum Credit. Section 2.4(c)(v)(C) of the Credit Agreement is hereby amended by deleting each reference to “clause (f)(ii)”contained therein and replacing it with “clause (g)(ii)”.
2.5 Decrease in Maximum Credit. Section 2.4(d)(v)(C) of the Credit Agreement is hereby amended by deleting the reference to “clause (f)(ii)”contained therein and replacing it with “clause (g)(ii)”.

2.6 Unused Line Fee. Section 2.10(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(b) for the ratable account of those Lenders with Commitments, as set forth below, on the first (1st) day of each calendar quarter from and after the Closing Date and on the Payoff Date, an unused line fee in an amount equal to the applicable rate determined as provided below (on a per annum basis) times the result of (i) the Maximum Credit, less (ii) the average Daily Balance of the Revolver Usage (excluding Swing Loans) during the immediately preceding calendar quarter (or portion thereof); provided, that, for the period from the Amendment No. 1 Effective Date through and including June 30, 2011, the applicable rate referenced above shall be .75%:

Amount of the Maximum Credit less
the Average Daily Balance of	Applicable Percentage for Unused
Revolver Usage	Line Fee
Equal to or greater than fifty (50%) of the Maximum Credit	1.00%
Less than fifty (50%) of the Maximum Credit	.75%
Notwithstanding anything in the foregoing to the contrary, the following table, which sets forth the applicable percentage for the unused line fee, shall replace the table set forth above which sets forth the applicable percentage for the unused line fee, in the event, but only in the event, that on the first day of the calendar month following the delivery to Agent of any of the financial statements pursuant to and in accordance with Schedule 5.1 to the Credit Agreement, such financial statements demonstrate EBITDA of Borrowers in an amount equal to or greater than $160,000,000 for a twelve (12) consecutive calendar month period ending not later than December 31, 2011:

Amount of the Maximum Credit less
the Average Daily Balance of	Applicable Percentage for Unused
Revolver Usage	Line Fee
Equal to or greater than fifty (50%) of the Maximum Credit	.75%
Less than fifty (50%) of the Maximum Credit	.625	%”
2.7 Letters of Credit. Section 2.11(a) of the Credit Agreement is hereby amended by deleting the second clauses (1) and (2) contained therein and replacing it with the following:
“(1) the Letter of Credit Usage would exceed the principal amount of $375,000,000,
(2) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or
(3) the Letter of Credit Usage would exceed the Maximum Credit less the outstanding amount of Advances.”
2.8 Maturity. Section 3.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“3.3 Maturity. This Agreement shall continue in full force and effect for a term ending on April 29, 2015 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

2.9 Patriot Act. Section 4.19 of the Credit Agreement is hereby amended by adding “and Lion” after the reference to “each Loan Party” contained in the first sentence therein.
2.10 OFAC. Section 4.24 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“4.24 OFAC. None of any Loan Party, any of its Subsidiaries, or Lion, is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. None of any Loan Party, any of its Subsidiaries, or Lion, (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Advance will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.”
2.11 Representations and Warranties. Section 4 of the Credit Agreement is hereby amended by adding the following new Section 4.32 at the end thereof:
“4.32 Eligible Purchased Factored Accounts and Purchased Lion Accounts. As to each Purchased Lion Account (a) that is identified by Borrowers as an Eligible Purchased Factored Account in a Borrowing Base Certificate submitted to Agent, such Account is (i) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Lion’s business and the Account arising therefrom has been sold by Lion to a Borrower pursuant to and in accordance with the terms of the Receivables Purchase Agreement (as in effect on the Amendment No. 1 Effective Date or as amended as permitted by this Agreement), (ii) owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (iii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than criteria in respect of which Co-Collateral Agents have discretion hereunder) set forth in the definition of Eligible Purchased Factored Account, (b) the sale of such Account by Lion to a Borrower (i) is made pursuant to and in accordance with the terms of the Receivables Purchase Agreement (as in effect on the Amendment No. 1 Effective Date or as amended as permitted by this Agreement) and (ii) under the Bankruptcy Code or similar state insolvency law, constitutes a true sale and absolute transfer and would not constitute property of the estate of Lion under Section 541(a) of the Bankruptcy Code and Section 362 of the Bankruptcy Code would not stay the receipt, retention or payment by or to a Borrower, as applicable, of the Purchased Lion Accounts or proceeds thereof and (c) Lion is providing receivables servicing and collection services pursuant to and in accordance with the terms of the Receivables Purchase Agreement, whereby, inter alia, Lion has notified the Account Debtor that title to such Account has been sold and transferred to a Borrower and has instructed the Account Debtor to remit payments in respect of such Account into the Purchased Lion Accounts Deposit Account owned by Delek Refining.”
2.12 Subordinated Working Capital Facility. Section 5.17 of the Credit Agreement is hereby amended by deleting each reference to “$15,000,000”contained therein and replacing it with “$20,000,000”.
2.13 Subordinated Note. Section 5.18 of the Credit Agreement is hereby amended by deleting each reference to “$15,000,000”contained therein and replacing it with “$20,000,000”.

2.14 Affirmative Covenants. Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.19 at the end thereof:
“5.19 Lion Material Adverse Effect. Prior to the effectiveness of a Permitted Lion RPA Termination, Borrowers shall notify Agent, in writing, promptly after any event, act, condition or occurrence, of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, having, or which could reasonably be expected to have, a material adverse effect on, or with respect to the business, results of operations, financial condition, assets or liabilities of Lion and its Subsidiaries, taken as a whole.”
2.15 Prepayments and Amendments. Section 6.7(b) of the Credit Agreement is hereby amended by (i) deleting the reference to “or” appearing at the end of clause (ii) thereof and (ii) deleting the period and inserting the following at the end of clause (iii) thereof: “, or (iv) the Receivables Purchase Agreement without the prior written consent of the Required Lenders (including the Co-Collateral Agents) unless such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be adverse to the interests of Agent, Co-Collateral Agents or Lenders, as determined by Agent.”
2.16 Restricted Payments. Section 6.9(d) of the Credit Agreement is hereby amended by deleting each reference to “$30,000,000”contained in clause (i) therein and replacing it with “$50,000,000”.
2.17 Transactions with Affiliates. Section 6.13 of the Credit Agreement is hereby amended by deleting the reference to clause “(h)” located at the end of such Section 6.13 and replacing it with the following:
“(h) the transactions contemplated by the Receivables Purchase Agreement, including, without limitation, the payment of amounts payable pursuant to and in accordance therewith.”
2.18 Use of Proceeds. Section 6.14(b) of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:
“(b) thereafter, consistent with the terms and conditions hereof, for lawful, general corporate purposes, including, without limitation, Permitted Acquisitions and the purchase by Borrowers of Accounts of Lion, the inclusion of such Accounts in the calculation of the Borrowing Base and the issuance for the account of Borrowers of Letters of Credit (including for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business) and other Advances and financial accommodations as they may request from time to time, all in accordance with this Agreement.”
2.19 Fixed Charge Coverage Ratio. Section 7 of the Credit Agreement is hereby amended by (a) deleting the reference to “$15,000,000” contained in clause (i) thereof and replacing it with “$20,000,000” and (b) deleting the reference to “ten and one-half (10.5%) percent” contained in clause (ii) thereof and replacing it with “twelve and one-half (12.5%) percent”.

2.20 Events of Defaults.
(a) Section 8.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“8.5 If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries, Holdings or Lion (prior to the effectiveness of a Permitted Lion RPA Termination) and any of the following events occur: (a) such Loan Party, Holdings, Lion (prior to the effectiveness of a Permitted Lion RPA Termination), or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Holdings, Lion (prior to the effectiveness of a Permitted Lion RPA Termination), such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;
(b) Section 8.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“8.11 If (a) the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or limited, terminated or contested by such Guarantor (other than in accordance with the terms of this Agreement or such Guaranty), (b) any obligation of guaranty by Holdings in favor of Agent for the benefit of Lenders is limited or terminated by operation of law or limited, terminated or contested by Holdings (other than in accordance with the terms thereof) or (c) prior to the effectiveness of a Permitted Lion RPA Termination, any obligation of guaranty by Lion in favor of Agent for the benefit of Lenders is limited or terminated by operation of law or limited, terminated or contested by Lion (other than in accordance with the terms thereof);”
(c) Section 8 of the Credit Agreement is hereby amended by (i) deleting the reference to “or” at the end of Section 8.12, (ii) deleting the period at the end of Section 8.13 and replacing it with “;” and (iii) adding the following new Section 8.14 at the end thereof:
“8.14 Prior to the effectiveness of a Permitted Lion RPA Termination, the occurrence of any default under the Receivables Purchase Agreement or if the Receivables Purchase Agreement shall at any time cease to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any party thereto, or a proceeding shall be commenced by Lion, a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over Lion, a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof.”
2.21 Amendment and Waivers.
(a) Section 14.1(a)(i)(E) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(E) other than as permitted by Section 15.12, (i) release Agent’s Lien in and to any of the Collateral and (ii) other than such Liens as may be expressly permitted in the definition of “Permitted Liens”, subordinate Agent’s Lien in and to any of the Collateral,”
(b) Section 14.1(a)(ii) of the Credit Agreement is hereby amended by adding “Eligible Purchased Factored Accounts,” immediately after the reference to “Eligible Accounts,” therein.
(c) Section 14.1(a) of the Credit Agreement is hereby amended by adding the following new clause (iv) at the end thereof:
“(iv) no such waiver, amendment, or consent shall, unless in writing and signed by the Required Lenders (including the Co-Collateral Agents), permit any amendment, modification of change to the Receivables Purchase Agreement unless such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be adverse to the interests of Agent, Co-Collateral Agents or Lenders, as determined by Agent,”

(d) Notwithstanding anything to the contrary set forth in the Credit Agreement, each of the Co-Collateral Agents and Lenders hereby authorize Agent to release Lion from the Lion Limited Recourse Guaranty upon the effectiveness of a Permitted Lion RPA Termination.
2.22 Additional Borrower. In the event that Holdings shall become the owner of all of the Equity Interests of Lion, or shall after the Amendment No. 1 Effective Date, acquire sufficient additional Equity Interests in Lion to cause the shareholders of Lion to approve the joinder of Lion as a Borrower under the Credit Agreement, at the request of Administrative Borrower, Lion shall become a Borrower under the Credit Agreement; provided, that (a) in no event shall any assets or properties of Lion be treated by Agent, Co-Collateral Agents or Lenders as eligible for inclusion in the Borrowing Base under the Loan Documents unless and until the applicable eligibility criteria set forth in this Agreement shall have been satisfied as determined by Agent in accordance with the terms of the Credit Agreement and Agent shall have conducted due diligence, including, but not limited to, a field examination, site visit, anti-terrorism and anti-money laundering compliance, and review of books and records in respect thereof and determined that all of the foregoing are in form and substance satisfactory to Agent in its Permitted Discretion, (b) the Loan Parties shall cause Lion to provide to Agent a joinder to the Credit Agreement and the Security Agreement, together with such other security documents, agreements, instruments, documents, amendments, opinion letters, lien searches and insurance certificates as Agent may reasonably request (and Agent shall file appropriate financing statements), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of Lion and (c) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the existing lenders to Lion of their respective financing arrangements with Lion.
2.23 Consideration for Purchased Lion Accounts. Each Loan Party hereby acknowledges and agrees that (a) the only consideration that shall be paid or payable by any Loan Party to Lion in respect of Purchased Lion Accounts shall be (i) cash, (ii) any Payment Deferral (as defined in the Receivables Purchase Agreement), and/or (iii) the issuance of one or more Letters of Credit for the benefit of such creditors of Lion and /or in support of certain insurance and workers compensation or other obligations in respect of the business of Lion, in each case, as Administrative Borrower may specify, and (b) with respect to any Purchased Lion Accounts, the aggregate amount of all such consideration described in clauses (a) (i) through (iii) above will not, at any time, exceed the purchase price therefor.
2.24 Financial Statements, Reports, Certificates. Schedule 5.1/5.2 of the Credit Agreement is hereby amended by deleting each of clauses (b) and (c) therein and replacing it with the following:
“(b) as soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of Borrowers and Lion (with respect to Lion, in each case, prior to the effectiveness of a Permitted Lion RPA Termination), respectively, an unaudited consolidated balance sheet of each of (i) Borrowers and their Subsidiaries and (ii) Lion and its Subsidiaries, respectively, as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of each of (i) Borrowers and their Subsidiaries and (ii) Lion and its Subsidiaries, respectively, for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the results for the corresponding quarter and the corresponding portion of each of (i) Borrowers and their Subsidiaries and (ii) Lion and its Subsidiaries, respectively, previous fiscal year and setting forth the amount of any accrued and unless otherwise provided as part of the borrowing base reporting under clause (f) below, unpaid ad valorem and excise taxes attributable to of each of (i) Borrowers and its Subsidiaries and (ii) Lion and its Subsidiaries, respectively;

(c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrowers and Lion (with respect to Lion, in each case, prior to the effectiveness of a Permitted Lion RPA Termination), respectively, (i) the audited consolidated balance sheet of each of (A) Parent and its Subsidiaries and (B) Lion and its Subsidiaries, respectively, as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of each of (A) Parent and its Subsidiaries and (B) Lion and its Subsidiaries, respectively, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a nationally recognized firm of certified public accountants and accompanied by an unqualified opinion to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of each of (A) Parent and its Subsidiaries and (B) Lion and its Subsidiaries, respectively, for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, (ii) a detailed list of all customers of each Borrower (including all account debtors related to the Lion Purchased Accounts), including addresses and contact Information known to Borrowers and (iii) Projections for the consolidated business of each of (A) Borrowers and their Subsidiaries and (B) Lion and its Subsidiaries, respectively, on an annual basis for the immediately following three (3) calendar years and on a month-by-month basis with respect to the immediately following calendar year, in each case certified by the Chief Financial Officer or other principal executive officer of Parent, Borrower or Lion, as applicable;”
2.25 Collateral Reporting. Schedule 5.1/5.2 of the Credit Agreement is hereby amended by deleting each of clauses (g), (h) and (i) therein and replacing it with the following:
“(g) no later than four (4) Business Days after the 18th and last day of every month (the “Semi-Monthly Reporting Dates”), so long as the Availability Condition is satisfied and no Triggering Event exists or has occurred and, if the Availability Condition is not satisfied or a Triggering Event exists or has occurred, at the election of any Co-Collateral Agent, not later than the fourth (4th) Business Day of each week; except, that, if after such election as a result of the failure to satisfy the Availability Condition or the occurrence of a Triggering Event, Borrowers satisfy the Availability Condition for thirty (30) consecutive days and so long as no Triggering Event exists, Borrowers may elect to return to the delivery four (4) Business Days after the Semi-Monthly Reporting Dates, as provided above, until such time that the Availability Condition may no longer be satisfied or a Triggering Event shall exist or have occurred and a Co-Collateral Agent has elected to require more frequent delivery thereof: (i) a Borrowing Base Certificate, (ii) a report identifying all accounts receivable of Borrowers (including, without limitation, the Purchased Lion Accounts), (iii) a list of all claims, offsets or disputes by or with account debtors (including, without limitation, account debtors related to the Purchased Lion Accounts), identifying the account debtor, Borrower and the applicable amounts, (iv) a detailed report of all cash and Cash Equivalents of Borrowers, identifying any amounts thereof that constitute Eligible Qualified Cash, (v) a detailed accounts receivable aging and roll-forward with supporting details with respect to Borrowers and Guarantors (including with respect to the Purchased Lion Accounts), (vi) notwithstanding anything to the contrary above, at any time upon the request of Agent, on a daily basis, a detailed roll-forward (in a form mutually agreed upon by Agent and Borrowers) with supporting details with respect to Eligible Purchased Factored Accounts reflecting updated purchases and collections with respect thereto, (vii) a detailed Inventory report with respect to Borrowers and Guarantors, (viii) a detailed accounts payable aging with respect to Borrowers, Guarantors and Lion (with respect to Lion, prior to the effectiveness of a Permitted Lion RPA Termination), and (ix) identification of and details with respect to account debtors (including, without limitation, account debtors related to the Purchased Lion Accounts) that are beneficiaries with respect to Letters of Credit;

(h) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of Borrowers, any Subsidiary or Lion (with respect to Lion, prior to the effectiveness of a Permitted Lion RPA Termination) as the Agent or any Lender may reasonably request; and
(i) Agent may conduct field examinations and physical verifications of Inventory as a Co-Collateral Agent may from time to time require, but (i) no more than (A) two (2) field examinations with respect to Borrowers and (B) two (2) field examinations with respect to Lion (with respect to Lion, prior to the effectiveness of a Permitted Lion RPA Termination), in each case, in any twelve (12) consecutive month period at the expense of Borrowers and (ii) no more than two (2) physical verifications with respect to the Inventory of Borrowers in any twelve (12) consecutive month period at the expense of Borrowers, in each case so long as no Availability Condition exists and no Triggering Event exists, otherwise as Agent may request, but in the event that the Availability Condition is not satisfied, no more frequently than three (3) times in any twelve (12) consecutive month period unless a Triggering Event exists, in which event such field examinations and physical verifications shall be provided as often as a Co-Collateral Agent may request.”
2.26 Schedules. Attached to this Amendment No. 1 are updated Schedules A-2, C-1, E-1, E-2, 4.16, 4.18, 4.20 and 6.6 to the Credit Agreement. Such Schedules attached hereto hereby replace and supercede such comparable Schedules which are attached to the Credit Agreement and shall be deemed incorporated in the Credit Agreement by reference.
3. AMENDMENT FEE. In consideration of the amendments set forth herein, Borrowers shall pay to Agent, for the ratable account of those Lenders who have executed this Amendment No. 1 on or before 5:00 p.m. (EST) on April 28, 2011 (and in accordance with the arrangements among them), or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the aggregate amount equal to (a) 0.25% of the aggregate Commitments of such financial institutions that were Lenders as of March 30, 2011, plus (b) 0.50% of the aggregate Commitments of such financial institutions that became Lenders after March 30, 2011, plus (c) 0.50% of the aggregate amount of any increases, as of the date hereof, in the Commitments of such financial institutions that were Lenders as of March 30, 2011, which fee, in each case, is fully earned and payable as of the date hereof and shall constitute part of the Obligations.
4. REPRESENTATIONS, WARRANTIES AND COVENANTS.
Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of Loans by Lenders to Borrowers:
4.1 this Amendment No. 1 has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor and, if necessary, their respective stockholders or members and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor, enforceable in accordance with their respective terms;

4.2 all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;
4.3 all necessary actions and proceedings required by the Loan Documents in connection with this Amendment No. 1 and the transactions contemplated hereby have been duly and validly taken in accordance with the terms hereof, and all required consents hereto under any agreement, document or instrument to which each Borrower and Guarantor is a party, and all applicable consents or approvals of Governmental Authorities, have been obtained;
4.4 neither the execution and delivery of this Amendment No. 1, nor the consummation of the transactions contemplated hereby (including, without limitation, the execution and delivery by the parties thereto of the Lion Acquisition Documents and the Receivables Purchase Agreement and the consummation of the transactions contemplated thereby), nor compliance with the provisions hereof or thereof: (i) shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent; (ii) has violated or shall violate any law or regulation or any order or decree of any court or Governmental Authority in any material respect; (iii) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound; (iv) shall violate any provision of the Certificate of Incorporation or Certificate of Formation, as applicable, or By-Laws or Limited Liability Company Agreement, as applicable, of any Borrower or Guarantor; and
4.5 as of the date of this Amendment No. 1, and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing.
5. CONDITIONS PRECEDENT.
This Amendment No. 1 shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:
5.1 Agent shall have received this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors and all Lenders by no later than May 16, 2011;
5.2 Borrowers shall have delivered to Agent a true, correct and complete Borrowing Base Certificate as of April 18, 2011 and Borrowers shall have Excess Availability (after provision for payment of all fees and expenses of the Lion Acquisition and in connection with this Amendment No. 1) of not less than the lesser of (a) $60,000,000 and (b) eighteen (18%) percent of the Borrowing Base;
5.3 Agent shall have received all financial information, projections, budgets, business plans, cash flows and such other information as Agent shall request from time to time, including (a) projected monthly balance sheets, income statements, statements of cash flows and availability of Borrowers (giving effect to the anticipated purchase by Borrowers of the Lion Purchased Accounts, the inclusion of the Eligible Purchased Factored Accounts in the calculation of the Borrowing Base and the issuance for the account of Borrowers of Letters of Credit and other borrowings as they may request from time to time in accordance with the Credit Agreement, including for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business) for the period through first anniversary of date hereof, (b) projected annual balance sheets, income statements, statements of cash flows and availability of Borrowers (giving effect to the anticipated purchase by Borrowers of the Lion Purchased Accounts, the inclusion of the Eligible Purchased Factored Accounts in the calculation of the Borrowing Base and the issuance for the account of Borrowers of Letters of Credit and other borrowings as they may request from time to time in accordance with the Credit Agreement, including for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business) through the end of the 2014 fiscal year, in each case as to the projections described in clauses (a) and (b), with the results and assumptions set forth in all of such projections in form and substance satisfactory to Agent, and an opening pro forma balance sheet for Borrowers and Guarantors in form and substance satisfactory to Agent, and (c) any updates or modifications to the projected financial statements of Borrowers and Guarantors previously received by Agent, in each case in form and substance satisfactory to Agent;

5.4 Agent shall have received evidence, in form and substance satisfactory to Agent, that the maturity date of the Subordinated Working Capital Indebtedness and the Subordinated Note (together with the Amended and Restated Loan Agreement related thereto) shall each be extended to a date not earlier than one-hundred and eighty (180) days after the Maturity Date;
5.5 the Lion Acquisition and all conditions thereto (including, but not limited to, the receipt of all releases from noteholders and other lenders as set forth in Schedule 3.3(a)(iv) of the Lion Acquisition Agreement) shall have been consummated and completed in accordance with the terms of the Lion Acquisition Agreement without any material amendment or waiver thereof, except as consented to by Agent, and otherwise in compliance with applicable law and regulatory approvals;
5.6 Agent shall have received evidence, in form and substance satisfactory to Agent, that each of the Lion/Ergon Debt (as defined in the Acquisition Agreement) and the Paline Note (as defined in the Acquisition Agreement) have been terminated and that Lion and any of its Subsidiaries have been released from all obligations arising therefrom;
5.7 Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the Lion Acquisition Documents;
5.8 Agent shall have received, in form and substance satisfactory to Agent, a true, correct and complete executed copy of the Receivables Purchase Agreement and all other documents related thereto and executed in connection therewith;
5.9 Agent and Lenders shall have received payment of all fees as set forth in the Engagement Letter, dated March 30, 2011, by and between WFCF and Delek Refining (or such fees shall have been charged to any loan account(s) of Borrowers);
5.10 Agent shall have received, in form and substance satisfactory to Agent, the Lion Limited Recourse Guaranty, duly authorized, executed and delivered by Lion;
5.11 Agent shall have received, in form and substance satisfactory to Agent, the Collateral Assignment of Note Agreements, duly authorized, executed and delivered by Delek Refining and the related Acknowledgment, duly authorized, executed and delivered by Lion;
5.12 Agent shall have received, in form and substance satisfactory to Agent, the Lion Intercreditor Agreement, duly authorized, executed and delivered by Lion and Delek Refining;
5.13 Agent shall have received, in form and substance satisfactory to Agent, the Estoppel and Consent Agreement, duly authorized, executed and delivered by Ergon, Inc., Lion and Delek Refining;

5.14 Agent shall have received evidence, in form and substance satisfactory to Agent, that a UCC Financing Statement has been, or will be immediately upon consummation of the Acquisition, filed by Delek Refining, as secured party, against Lion, as debtor, with the Secretary of State of Arkansas with respect to the Purchased Lion Accounts and related assets and that such UCC Financing Statement has been assigned to Agent;
5.15 Agent shall have received UCC, federal and state tax lien and judgment searches against Delek Refining, Guarantors and Lion in each of their respective jurisdictions of incorporation and federal and state tax lien and judgment searches against Delek Refining, Guarantors and Lion in the jurisdictions of their respective chief executive offices and each other location where Delek Refining, Guarantors and Lion maintains Inventory;
5.16 Agent shall have received, in form and substance satisfactory to Agent, an acknowledgment from the lenders of Lion existing immediately after the consummation of the Acquisition that such lenders do not have a security interest in the Purchased Lion Accounts and that the purchase thereof by Borrowers pursuant to the Receivables Purchase Agreement is free and clear of any liens, claims, encumbrances or other right with respect thereto of such existing lenders, duly authorized, executed and delivered by such lenders;
5.17 Agent shall have received true, correct and complete copies of all material agreements, documents and instruments entered into in connection with the Lion financing arrangements referenced in Section 5.16 above, duly authorized, executed and delivered by such existing lenders, the Loan Parties party thereto and Lion;
5.18 Agent shall have received, in form and substance satisfactory to Agent, a Controlled Account Agreement in connection with the Purchased Lion Accounts Deposit Account, duly authorized, executed and delivered by Delek Refining and Wells Fargo Bank, N.A.;
5.19 Agent shall have received, in form and substance satisfactory to Agent, an opinion of counsel covering, among other things, the Lion Acquisition, Lion corporate matters and that the sale of the Purchased Lion Accounts represents a “true sale”;
5.20 Agent shall have received (a) a copy of the Certificate of Incorporation of Lion, and all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (ii) a copy of the Corporate By-Laws of Lion, certified by the Secretary of Lion, and (iii) a certificate from the Secretary of Lion dated the date hereof certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein;
5.21 Agent shall have received true, correct and complete copies of good standing certificates (or its equivalent) from the Secretary of State (or comparable official) of its jurisdiction of incorporation and from each other jurisdiction where Lion conducts business;
5.22 Agent shall have received, in form and substance satisfactory to Agent, from Lion, a Secretary’s Certificates of Directors’ Resolutions, Corporate By-Laws and Incumbency evidencing the adoption and subsistence of corporate resolutions approving, among other things, the Lion Acquisition and the execution, delivery and performance by Lion of the Lion Acquisition Documents, the Receivables Purchase Agreement, the Limited Recourse General Continuing Guaranty and the agreements, documents and instruments to be delivered in connection with the foregoing;

5.23 Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment No. 1, which any Borrower or Guarantor is required to obtain from any other Person; and
5.24 as of the date of this Amendment No. 1, after giving effect hereto, no Default or Event of Default shall exist or shall have occurred and be continuing.
6. RELEASE OF AGENT/LENDERS. By execution of this Amendment No. 1, each Borrower, each Guarantor and Holdings (herein, “Obligors”), for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents jointly and severally hereby acknowledges and confirms that they do not have any offsets, defenses, rights of recoupment or claims of any kind or nature against any Agent-Related Persons or any Lender-Related Persons, whether asserted or unasserted arising from or in any way relating to the Credit Agreement, as amended by this Amendment No. 1, or the Obligations. To the extent that Obligors may have such offsets, defenses, rights of recoupment or claims, each of Obligors, for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents, as applicable, jointly and severally, release and forever discharge the Agent-Related Persons and the Lender-Related Persons and any of their predecessors in interest, subsidiaries, shareholders, successors and assigns, both present and former (collectively the “Released Persons”), of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which Obligors ever had, now have or which any of Obligors’ successors, assigns, parents, subsidiaries, affiliates, predecessors, employees or agents, as applicable, both present and former, ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated against any of the Released Persons arising from or in any way connected to the Loan Documents, as amended, if applicable, or the Obligations.
7. GENERAL PROVISIONS.
7.1 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
7.2 Effect of this Amendment No. 1; Entire Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement and the other Loan Documents are intended or implied, and in all other respects the Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereto. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement.
7.3 Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
7.4 Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.5 Counterparts; Electronic Execution. This Amendment No. 1 may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 1 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1. The foregoing shall apply to each other Loan Document mutatis mutandis.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered as of the date first above written.

BORROWER:

DELEK REFINING, LTD., a Texas limited partnership

By:	DELEK U.S. REFINING GP, LLC, its General Partner

By:

Title:

By:

Title:

GUARANTORS:

DELEK REFINING, INC., a Delaware corporation

By:

Title:

By:

Title:

DELEK U.S. REFINING GP, LLC, a Texas limited liability company

By:

Title:

By:

Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ACKNOWLEDGED:

DELEK US HOLDINGS, INC., a Delaware corporation

By:

Title:

By:

Title:

LION OIL COMPANY, an Arkansas corporation

By:

Title:

By:

Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent, Co-Collateral Agent and as a Lender

By:

Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF AMERICA, N.A., as Co-Collateral Agent, Co-Syndication Agent and a Lender

By:

Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SUNTRUST BANK, as Co-Syndication Agent and a Lender

By:

Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

REGIONS BANK, as Documentation Agent and a Lender

By:

Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:

Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender

By:

Title:

By:

Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK LEUMI USA, as a Lender

By:

Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:

Title:

By:

Title:

Exhibit A
[EXECUTION]
CREDIT AGREEMENT
by and among
DELEK REFINING, INC.,
as Parent
DELEK REFINING, LTD.
as Borrower
THE LENDERS THAT ARE SIGNATORIES HERETO,
as the Lenders
WELLS FARGO CAPITAL FINANCE, LLC,
as Agent
WELLS FARGO CAPITAL FINANCE, LLC
and
BANK OF AMERICA, N.A.,
as Co-Collateral Agents
and
WELLS FARGO CAPITAL FINANCE, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (SUCCESSOR TO
BANC OF AMERICA SECURITIES LLC)
SUNTRUST ROBINSON HUMPHREY, INC.
and
REGIONS BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners
and
BANK OF AMERICA, N.A. and SUNTRUST BANK,
as Co-Syndication Agents
and
REGIONS BANK, N.A.,
as Documentation Agent
Dated as of February 23, 2010